Exhibit 4.1

The securities represented by the Warrant and issuable upon its exercise have not been registered under the Securities Act of 1933 (the “Act”), as amended, and have not be registered under any state securities laws. The securities may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Act and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that the transaction is exempt from registration under the Act and under applicable state securities laws.”

WARRANT

To Purchase 1,000,000 Shares of Common Stock

of

PPT Vision, Inc.

EXERCISABLE ON OR BEFORE, AND VOID AFTER
5:00 P.M. MINNEAPOLIS TIME ON AUGUST 29, 2014

THIS CERTIFIES THAT, for good and valuable consideration, P. R. Peterson Keogh Plan (the “Holder”), or its registered assigns, is entitled to subscribe for and purchase from PPT Vision, Inc., Minnesota corporation (the “Company”), at any time prior to 5:00 P.M. on August 29, 2014, One Million (1,000,000) fully paid and non-assessable shares of the Common Stock at the price of $0.25 per share (the “Warrant Exercise Price”), subject to the anti-dilution provisions of this Warrant.

The shares that may be acquired upon exercise of this Warrant are referred to as the “Warrant Shares.” The term “Holder” means any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant.  The term “Common Stock” means the common stock, par value $.10 per share, of the Company.

This Warrant is subject to the following provisions, terms and conditions:

1.               Exercise.  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for the shares.

2.                                                        Exchange and Replacement.  This Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of the new Warrants to represent the right to purchase that number of Warrant Shares as may be designated by the Holder at the time of the surrender.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  The Company will pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.               Issuance of the Warrant Shares.

3.1                                                             The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant will be deemed to be issued to the Holder as of the close of business on the date on which this Warrant is surrendered and the payment made for the Warrant Shares.  Subject to the provisions of Section 3.2, certificates for the Warrant Shares will be delivered to the Holder within a reasonable time, not exceeding 15 days after the rights represented by this Warrant are so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares with respect to which this Warrant has not been exercised will also be delivered to the Holder within this time.

3.2                                                             The Company will not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws.  The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

4.               Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully-paid and non-assessable, and free from all taxes, liens and charges with respect to their issue. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, subject to the approval by shareholders of the Company of an increase in the authorized common stock of the Company at the 2008 Annual Meeting of Shareholders.

5.               Anti-Dilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

5.1                                                             The Warrant Exercise Price will be adjusted from time to time so that if the Company:

(a)          pays any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

(b)         subdivides its then outstanding shares of Common Stock into a greater number of shares; or

(c)          combines outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event will be adjusted immediately after the event to a price determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after the event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient will be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection will become effective immediately after the record date in the case of a dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder becomes entitled to receive upon exercise of this Warrant shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination will be conclusive) will determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection will be made to the nearest full cent or to the nearest 1/100 of a share, as the case may be.

In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant surrendered for exercise will become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of the other securities so receivable upon exercise of any Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

5.2                                                             Upon each adjustment of the Warrant Exercise Price pursuant to Section 5.1 above, the Holder of this Warrant will thereafter be entitled to purchase at the adjusted Warrant Exercise Price the number of adjusted Warrant Shares, calculated to the nearest full share, obtained by multiplying the number of Warrant shares specified in this Warrant by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

5.3                                                             In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there will be no adjustment under Section 5.1 above, but the Holder of each Warrant then outstanding will have the right thereafter to convert the Warrant into the kind and amount of shares of stock and other securities and property that he would have owned or have been entitled to receive immediately after such consolidation, merger or statutory exchange had the Warrant been converted immediately prior to the effective date of the consolidation, merger, or statutory exchange, and in any such case, if necessary, appropriate adjustment will be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection will similarly apply to successive consolidations, mergers, or statutory exchanges.

5.4                                                             Upon any adjustment of the Warrant Exercise Price, then and in each case, the Company will give written notice thereof, by First-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice must state the Warrant Exercise Price resulting from the adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

6.               No Voting Rights. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.               Legend; Notice of Transfer of Warrant or Resale of the Warrant Shares.

7.1                                                             This Warrant is, and each certificate representing the Warrant Shares will be, and any Warrant Shares that may be subsequently transferred (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented by the Warrant and issuable upon its exercise have not been registered under the Securities Act of 1933 (the “Act”), as amended, and have not be registered under any state securities laws. The securities may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Act and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that the transaction is exempt from registration under the Act and under applicable state securities laws.”

7.2                                                             Subject to the sale, assignment, hypothecation, or other transfer restrictions under the Securities Act, the Holder must give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of the Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company will present copies thereof to the Company’s counsel and to counsel to the original holder of this Warrant.  If in the opinion of each counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, will notify the Holder of such opinion, whereupon the Holder will be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company.  An appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers that would be in violation of Section 5 of the Securities Act and applicable state securities laws.  The prospective transferee or purchaser must execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

7.3                                                             If in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or Warrant Shares, the Company must promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of both such counsel, are permitted by law.

8.               Fractional Shares.

8.1                                                             Fractional shares will not be issued upon the exercise of this Warrant, but the number of shares will be adjusted up or down to the nearest whole share.

9.               Registration Rights.  Holders of Warrants will have the Registration Rights set forth in the Registration Rights Agreement being entered into concurrent with the issuance of this Warrant.

10.         Notices.

10.1                                                       All notices under this Warrant must be in writing and be delivered by first class mail, postage prepaid.  Any notice addressed to the Holder must be delivered to

P R Peterson Keogh Plan

6111 Blue Circle

Minnetonka, Minnesota

55343-9102

10.2                                                       as may be changed from time to time upon ten days’ written notice by the Holder, and any notice addressed to the Company, must be delivered to its principal office.

10.3                                                       The Holder is entitled to receive a notice from the Company not less than ten days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company’s assets will be considered and acted upon.

IN WITNESS WHEREOF, PPT Vision, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated August 30, 2007.

PPT Vision, Inc.

By	/s/ Joseph C. Christenson
Joseph C. Christenson,
Chief Executive Officer

SUBSCRIPTION FORM
(To be signed upon exercise of Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder,                                                                 of the shares of common stock of PPT Vision, Inc., to which the Warrant relates and herewith makes payment of $                                therefor in cash or by certified check and requests that the certificate for the shares be issued in the name of, and be delivered to the undersigned holder at the address set forth below.

Dated:

(Signature)

(Name)

(Address)

Social Security or Tax ID. No.

ASSIGNMENT FORM

(To be signed upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                                                the right to purchase                                 shares of Common Stock of PPT Vision, Inc. to which the within Warrant relates and appoints                                 attorney, to transfer said right on the books of                                 with full power of substitution in the premises.

Dated:

(Signature)

(Name)

(Address)

Social Security or Tax ID. No.